UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2018
Etsy, Inc.

(Exact name of registrant as specified in its charter)
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Delaware	001-36911	20-4898921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Adams Street
Brooklyn, New York 11201
(Address of principal executive offices, including zip code)
(718) 880-3660
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2018, the Compensation Committee of the Board of Directors of Etsy, Inc. ("Etsy") approved an amended and restated Etsy, Inc. Executive Severance Plan (the "Severance Plan") effective as of January 1, 2019, primarily to provide pro rata cash bonus payments to all participants, other than Etsy’s Chief Executive Officer, upon a Qualifying Termination (as defined in the Severance Plan).
In addition, the Compensation Committee determined to extend the period during which a participant will receive continued salary payments and healthcare continuation coverage upon a Qualifying Termination other than in connection with a Change in Control (as defined in the Severance Plan) to 12 months for any participant who is a Senior Vice President of Etsy or above. This extension applies to certain of Etsy’s named executive officers other than Etsy’s Chief Executive Officer and Chief Financial Officer, whose current salary and healthcare continuation periods remain unchanged.
The description of the amended and restated Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.        Description
99.1    Etsy, Inc. Executive Severance Plan (Amended and Restated effective as of January 1, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETSY, INC.

By:     /s/ Jill Simeone
Jill Simeone
General Counsel
Date: December 17, 2018